UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2009
ROYAL GOLD, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	001-13357 (Commission File Number)	84-0835164 (I.R.S. Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO (Address of Principal Executive Offices)	80202-1132 (Zip Code)
Registrant’s telephone number, including area code: 303-573-1660
N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On Tuesday, April 14, 2009, Royal Gold announced that it completed its underwritten public offering of 6,500,000 shares of its common stock, par value of $0.01 per share (“Common Stock”), which was announced on April 6, 2009. The Company has granted the underwriters a 30-day option to purchase up to 975,000 additional shares of Common Stock to cover over-allotments, if any. A copy of the press release announcing the closing of the public offering is filed herewith as Exhibit 99.1 and incorporated into this Item 8.01 by reference.
     On April 3, 2009, Royal Gold entered into a definitive agreement (“Master Agreement”) with Compañía Minera Carmen de Andacollo (“CDA”), a Chilean subsidiary of Teck Cominco Limited (“Teck”), to acquire an interest in the gold produced from the sulfide portion of the Andacollo project in Chile (“the Teck Transaction”). This transaction was announced by Royal Gold on April 6, 2009. The purchase price for the Teck Transaction of $100 million in cash and 4,454,136 shares of Common Stock is subject to adjustment based on the closing of the public offering that is described above. As a result of the closing of the public offering and pursuant to the Master Agreement, the stock portion of the purchase price will be decreased to 1,204,136 shares and the cash portion of the purchase price will be increased to $217.9 million.
     If the underwriters’ over-allotment option is exercised before the closing of the Teck Transaction, the total number of shares to be issued to CDA will be further decreased by 50% of the number of shares, and the total cash payment to CDA will be increased by 50% of the amount of proceeds (minus underwriting commissions and discounts) from the sale of the shares, issued in the over-allotment exercise. If the over-allotment option is exercised in full before the closing of the Teck Transaction, CDA will be issued a total of 716,636 shares and paid a total cash payment of $235.6 million.
     There can be no assurance the Teck Transaction will close. If the Teck Transaction does close, the net proceeds of the offering will be used primarily to pay the cash portion of the purchase price. If the transaction does not close, the net proceeds will be used for general corporate purposes and to fund future royalty acquisitions.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1	Press Release dated April 14, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)
By:	/s/ Karen Gross
	Name:	Karen Gross
	Title:	Vice President & Corporate Secretary
Dated: April 16, 2009

Exhibit Index

Exhibit No.
99.1	Press Release dated April 14, 2009